EXHIBIT 10.1

                                CLOSING AGREEMENT

     This Closing Agreement (the "Agreement") is made as of September 8, 2004, by and among Navidec, Inc., a Colorado corporation ("Navidec"), Navidec Merger Corp., a Colorado corporation ("Merger Corp."), and BPZ Energy, Inc., a Texas Corporation ("BPZ").

                                    RECITALS

     A. The parties entered into that certain Merger Agreement dated as of July 8, 2004 (the "Merger Agreement"), pursuant to which Merger Corp. will merge with and into BPZ. All capitalized terms that are used but not defined herein shall have the meanings given such terms in the Merger Agreement.

     B. Pursuant to this Agreement, the parties desire to set forth their understanding and final agreement with respect to certain issues associated with the merger transaction contemplated by the Merger Agreement (the "Merger").

                                    AGREEMENT

     For and in consideration of the mutual promises contained herein and in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Effective Date. For all purposes under this Agreement, the term "Effective Date" shall mean the date of this Agreement.

     2. Post-Effective Date Option Exercises. Any funds received by Navidec after the Effective Date as proceeds from the exercise of any options for Navidec common stock outstanding on the Effective Date as set forth on Exhibit A shall be paid by Navidec to Navidec Financial Services, Inc., a Colorado corporation ("NFS"), upon their receipt by Navidec. Any funds received by NFS pursuant to the exercise of the Navidec stock options shall be retained by NFS and the executed exercise notice shall be forwarded to Navidec to permit issuance of the shares. Upon each option exercise, Navidec shall account to NFS for the funds received and the shares issued pursuant to the exercise notice.

     3. Increase in Outstanding Shares at Effective Date. Notwithstanding anything to the contrary contained in the Merger Agreement, the parties agree that 5,200,000 shares of Navidec common stock and/or options for their purchase, exclusive of shares issued or subscribed for in the private placement required as a condition to the closing of the Merger (the "Private Placement"), will be outstanding on the Effective Date.

     4. Piggyback Registration Rights. It has been agreed that upon consummation of the Merger, and in consideration for the assumption by NFS of the pre-Merger liabilities of Navidec as a condition to the closing of the Merger, Navidec shall issue to NFS a number of Navidec common shares equal to the difference between 5,000,000 shares and the sum of: (i) the number of then issued and outstanding Navidec common shares, plus (ii) the number of then unexercised

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options for Navidec common shares. Navidec is required to register the shares so issued to NFS in the same manner and at the same time as Navidec registers the shares issued pursuant to the Private Placement.

     5. Consents. As soon as practicable after the Effective Date, Navidec and NFS shall cooperate to obtain, or cause to be obtained, any consent or amendment required to novate or assign all pre-Merger liabilities of Navidec to NFS, to the extent such consents have not been obtained by the Effective Date.

     6. Share Issuance. As: (i) the parties desire to close the Merger effective September 8, 2004, and (ii) the Navidec shareholder record date for purposes of effecting the spin-off of NFS is September 9, 2004, and (iii) the former BPZ shareholders are not permitted to receive NFS common shares in the NFS spin-off, the parties, therefore, agree that pursuant to the Merger: (a) pursuant to the instructions to the Navidec stock transfer agent attached hereto as Exhibit B, which are hereby ratified and approved, the transfer agent is instructed not to issue to BPZ shareholders their shares until September 10, 2004, and (b) the share certificates reflecting their ownership of Navidec common shares shall bear that date, and (c) they shall become Navidec shareholders of record as of that date.

     7. Disbursement of Private Placement Funds. The parties have confirmed that in accordance with the terms of the Merger Agreement, at least $3.0 million US dollars have been subscribed to and collected pursuant to the Private Placement as of the Effective Date. The available funds in the escrow account established pursuant to the Private Placement shall be disbursed or retained as follows immediately following the closing of the Merger: (i) payment of brokers' commissions earned from participation on the Private Placement, (ii) payment to NFS of agreed fees payable to date under the Business Consulting Agreement by and between BPZ and NFS, (iii) payment of attorneys' fees to Ballard, Spahr, Andrews & Ingersoll, LLP, earned though the Effective Date as provided in Merger Agreement, (iv) repayment of Secured Promissory Note with stated principal amount of $400,000, dated July 15, 2004, payable by BPZ to Navidec, (v) other mutually agreed to amounts shall be retained to cover additional identified expenses, and (vi) the balance shall be payable to BPZ via wire transfer to its operating account in Houston, Texas per written instructions from BPZ to Navidec.

     8. Other Actions. Each of the Parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     9. Entire Agreement; Waiver and Amendment. The Merger Agreement, as supplemented and amended by this Agreement, contains the entire agreement by and among Navidec, Merger Corp. and BPZ with respect to the transactions contemplated hereby. Any and all prior discussions, negotiations, commitments and understandings relating to the subject matter of this Agreement are superseded by this Agreement. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

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     10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to its principles of conflicts of laws.

     11. Descriptive Headings. The descriptive headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     12. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, addressed as follows:

       If to Navidec:                   Navidec Financial Services, Inc.
                                        6399 S Fiddlers Green Circle Suite #300
                                        Greenwood Village, Colorado 80111

       With a copy to:                  Ballard Spahr Andrews & Ingersoll, LLP
                                        1225 17th Street Suite 2300
                                        Denver, Colorado  80202
                                        Attn:  Roger V. Davidson

       If to BPZ:                       BPZ Energy Inc.
                                        Shareholder Representatives
                                        11999 Katy Freeway Suite 560
                                        Houston, Texas  77079

       With a copy to:                  BPZ Energy Inc.
                                        3900 West Highway 180
                                        Snyder, Texas 79550
                                        Attn:  Gordon Gray

     12. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

     13. Binding Effect. This Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns. Except as herein provided, no party will have the right to assign this Agreement, or any of such party's rights hereunder, without the prior written consent of the other parties.

                           [Signature page to follow]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first hereinabove written.

                                  NAVIDEC, INC.

                                  By: /s/  John R. McKowen
                                      -----------------------------------------
                                  Name:    John R. McKowen
                                  Title:   President

                                  NAVIDEC MERGER CORP.

                                  By: /s/  John R. McKowen
                                      -----------------------------------------
                                  Name:    John R. McKowen
                                  Title:   President

                                  BPZ ENERGY, INC.

                                  By: /s/  Manuel Pablo Zuniga Pflucker
                                      -----------------------------------------
                                  Name:    Manuel Pablo Zuniga Pflucker
                                  Title:   President


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